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Exhibit 99.1


          Immediate
          Thomas  G.  Granneman
          314/877-7730


                  RALCORP HOLDINGS, INC. APPOINTS NEW DIRECTORS


ST. LOUIS, MO, MAY 24, 2001   Ralcorp Holdings, Inc. announced today that David
R. Banks, Chairman of the Board and Chief Executive Officer, and former President, Beverly Enterprises, Inc., and M. Darrell Ingram, former Chairman of the Board, Red Fox Environmental Services, Inc., were appointed Directors of the Company.

Ralcorp produces a variety of store brand foods that are sold under the individual labels of various grocery, mass merchandise and drug store retailers. Ralcorp's diversified product mix includes: ready-to-eat and hot cereals, crackers and cookies, snack nuts, chocolate candy, salad dressings, mayonnaise, peanut butter, jams and jellies, syrups, and various sauces. In addition, Ralcorp holds a 21.6 percent interest in Vail Resorts, Inc. (NYSE: MTN), the premier mountain resort operator in North America.

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NOTE:  Information  in  this  press release that includes information other than historical data contains forward-looking statements as defined by the private Securities Litigation Reform Act of 1995. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties and are therefore qualified by the Company's cautionary statements contained in its filings with the Securities and Exchange Commission.